UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2012

MINERALRITE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-27739	90-0315909
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

7044 Portal Way, Unit K-110 Ferndale, WA98248
(Address of principal executive offices)

(Former address of principal executive offices)

(403) 288-4321
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported in Item 3.02 of the Company’s Form 8-K, filed with the Commission on November 6, 2012, Guy Peckham, President and CEO of MineralRite Corporation (Registrant) agreed to assume, personally, $200,000 of the debt the Registrant then owed to Santeo Financial Corporation. As security for the repayment of that obligation by Mr. Peckham to Santeo, Mr. Peckham agreed, as of October 19, 2012, to pledge all the shares he did then or does now own in the Registrant.

ITEM 3.02       UNREGISTERED SALE OF EQUITY SECURITIES

As previously reported on November 6, 2012, the Registrant has or will enter into Purchase Agreements with the certain persons and entities, pursuant to which they were to be issued common shares in exchange for certain described consideration.  Purchase Agreements have been completed with all of the proposed recipients, with two exceptions, and each shareholder that completed the transaction has executed consulting agreements with respect to the provision of the services that constitute the consideration for their shares.  Two of the proposed recipients failed to complete the transactions for their shares, and the Registrant rejected their subscriptions.  The shares that were to have been issued to the two who failed to complete the transaction will instead be issued to the persons listed below.  The consideration for the sale of these shares will be services performed for the Company by the recipients.

Ramazanali Almasi	2,000,000
Xiaoyan Zhang	500,000
Guy Peckham	2,000,000
Bruce Hannan	500,000
Scarlett Nygart*	2,000,000

* Ms. Nygart’s name was misspelled in the Registrant’s earlier report.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALRITE CORPORATION

Dated: February 4, 2013	By:	/s/ GuyPeckham
Guy Peckham
Chief Executive Officer and President